UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alexza Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet Go to www.envisionreports.com/ALXA Or scan the QR code with your smartphone Follow the steps outlined on the secure website Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Tuesday, June 23, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/ALXA Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/ALXA to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 12, 2015 to facilitate timely delivery.

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Stockholder Meeting Notice The 2015 Annual Meeting of Stockholders of Alexza Pharmaceuticals, Inc. (the “Company” or “Alexza”) will be held on June 23, 2015 at 11:00 am local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors unanimously recommends a vote FOR all nominees and FOR Items 2 through 5:

1. To elect seven nominees for director, each to serve until the 2016 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The Company’s Board of Directors (the “Board”) intends to present the following individuals as its nominees for election as directors: Thomas B. King J. Kevin Buchi Deepika R. Pakianathan, Ph.D.

J. Leighton Read, M.D. Gordon Ringold, Ph.D. Isaac Stein Joseph L. Turner 2. To approve the Company’s 2015 Equity Incentive Plan; 3. To approve the Company’s 2015 Employee Stock Purchase Plan; 4. To approve the Company’s 2015 Non-Employee Director Stock Award Plan;

5. To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 24, 2014 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Meeting Location: Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, CA 94043

Directions to the Annual Meeting may be found at www.alexza.com

The following materials are available for you to review online:

the Company’s 2015 Proxy Statement (including all attachments thereto); the Company’s Annual Report on Form 10-K for the year ended December 31, 2014; and any amendments to the foregoing materials that are required to be furnished to stockholders.

The Proxy Materials for Alexza Pharmaceuticals, Inc. are available to review at: www.envisionreports.com/ALXA

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/ALXA. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Alexza Pharmaceuticals, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 12, 2015.

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